UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2025

HF FOODS GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware State or other Jurisdiction of incorporation )	001-38180 (Commission File No.)	81-2717873 (IRS Employer Identification No)

6325 South Rainbow Boulevard, Suite 420 Las Vegas, Nevada (Address of principal executive offices)	89118 (Zip Code)

Registrant’s telephone number, including area code: (888)-905-0998

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	HFFG	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Amended and Restated Executive Severance Plan

On July 1, 2025, the board of directors (the “Board”) of HF Foods Group Inc. (the “Company”) adopted and approved the Amended and Restated HF Foods Group Inc. Severance Plan (the “Severance Plan”), effective July 1, 2025, which amends and restates, in its entirety, the severance plan previously approved by the Board of the Company on December 30, 2022. The Severance Plan is for employees of the Company at the level of Vice President or above, including the Company’s Senior Vice Presidents ("SVPs") and other executive officers. Generally, the Severance Plan provides for severance payments to certain executives and employees eligible to participate on a termination of employment without “cause” (as defined in the Severance Plan) or by the individual for “good reason” (as defined in the Severance Plan), with different severance payments depending on the title of the individual and whether or not the termination occurring during the period beginning six months before through 12 months after a “change in control” (as defined in the Severance Plan).

The changes effected by the amendment and restatement of the Severance Plan were , among other things:

•Removing an exception from a “change in control” event where a majority of the members of the board of directors of the entity resulting from a “business combination” (as defined in the Severance Plan) were members of the “incumbent board” (as defined in the Severance Plan) at the time of the initial agreement or action providing for such business combination.
•Except for employees classified as Senior Vice Presidents or Vice Presidents (as described in Exhibit C to the Severance Plan), severance payment timing for eligible employees is revised from a payment over a series of monthly installments to a lump sum payment within 60 days following a qualifying termination, subject to the execution and non-revocation of a release of claims.
•Eligibility for an additional pro rata target bonus subject to a performance review for eligible "key executives" (as defined in Exhibit B to the Severance Plan) as a severance benefit (in Exhibit B to the Severance Plan)
The above description is a summary of the terms of the amendments to the Severance Plan and is subject to and qualified in its entirety by the terms of the Severance Plan and the Form Letter Agreement for the Severance Plan, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated HF Foods Group Inc. Severance Plan.
10.2	Form Key Executive Letter Agreement for the Severance Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HF FOODS GROUP INC.

Date: July 7, 2025	/s/ Cindy Yao
Cindy Yao
Chief Financial Officer